Exhibit 21
Subsidiaries of KEMPER CORPORATION

 Subsidiaries of Kemper Corporation, with their states of incorporation in parentheses, are as follows:

1. 301 Oxford Valley Insurance Agency, Inc. (Pennsylvania)
2. Alpha Property & Casualty Insurance Company (Wisconsin)
3. Capitol County Mutual Fire Insurance Company (Texas)*
4. Charter General Agency, Inc. (Texas)
5. Charter Indemnity Company (Texas)
6. C L & C Holding Incorporated (Connecticut)
7. Connecticut Casualty Insurance Agency, Inc. (Connecticut)
8. DRC Services Company, Inc. (New York)
9. Direct Response Corporation (Delaware)
10. Family Security Funerals Company (Texas)
11. Financial Indemnity Company (California)
12. Fireside Bank (California)
13. Fireside Securities Corporation (California)
14. KAHG LLC (Illinois)
15. Kemper Corporate Services, Inc., known as Unitrin Services Company until 1/1/12** (Illinois)
16. Kemper Independence Insurance Company (Illinois)
17. Merastar Industries LLC (Delaware)
18. Merastar Insurance Company (Illinois)
19. Mutual Benefit Assessment Corporation (Alabama)
20. Mutual Savings Fire Insurance Company (Alabama)
21. Mutual Savings Life Insurance Company (Alabama)
22. National Merit Insurance Company (Illinois)
23. NCM Management Corporation (Delaware)
24. Old Reliable Casualty Company (Missouri)*
25. One East Wacker LLC (Illinois)
26. Primesco, Inc. (Delaware)
27. The Reliable Life Insurance Company (Missouri)
28. Reserve National Insurance Company (Oklahoma)
29. Response General Agency of Texas, Inc. (Connecticut)
30. Response Indemnity Company of California (California)
31. Response Insurance Company (Illinois)
32. Response Property & Management Company (Massachusetts)
33. Response Worldwide Direct Auto Insurance Company (Illinois)
34. Response Worldwide Insurance Company (Illinois)
35. Security One Insurance Agency (Tennessee)
36. Trinity Universal Insurance Company (Texas)
37. UICA Investment Holdings LLC (Delaware)
38. Union National Fire Insurance Company (Louisiana)
39. Union National Life Insurance Company (Louisiana)
40. United Casualty Insurance Company of America (Illinois)
41. United Insurance Company of America (Illinois)
42. Unitrin Advantage Insurance Company (New York)
43. Unitrin Auto and Home Insurance Company (New York)
44. Unitrin County Mutual Insurance Company (Texas)*
45. Unitrin Data Systems, Inc. (Illinois)**
46. Unitrin Direct General Agency, Inc. (Texas)
47. Unitrin Direct Insurance Company (Illinois)
48. Unitrin Direct Property & Casualty Company (Illinois)
49. Unitrin Internal Audit Services, Inc. (Illinois)**
50. Unitrin Preferred Insurance Company (New York)
51. Unitrin Safeguard Insurance Company (Wisconsin)
52. Valley Insurance Company (California)
53. Valley Property & Casualty Insurance Company (Oregon)
54. Warner Insurance Company (Illinois)

* May be deemed to be an affiliate pursuant to Rule 1-02 of SEC Regulation S-X.
** Effective January 1, 2012, Unitrin Internal Audit Services, Inc. and Unitrin Data Systems, Inc. merged into Unitrin Services Company, which changed its name to Kemper Corporate Services, Inc. at the effective time of the merger.